EXHIBIT 99.1

CDC Awards BioCryst $35 Million RAPIVAB® Contract for Strategic National Stockpile

RESEARCH TRIANGLE PARK, N.C., Sept. 06, 2018 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX), a pharmaceutical company focused on the development and commercialization of treatments for rare diseases, today announced that the Centers for Disease Control and Prevention (CDC) has awarded BioCryst a $34.7 million contract for the procurement of up to 50,000 doses of BioCryst’s approved antiviral influenza therapy, RAPIVAB® (peramivir injection) over a five-year period.

The CDC’s purchase of RAPIVAB will supply the Strategic National Stockpile, the nation’s largest supply of potentially life-saving pharmaceuticals and medical supplies for use in a public health emergency.

“We appreciate the CDC acknowledging the value of RAPIVAB to patients and our national security,” said Jon Stonehouse, chief executive officer of BioCryst.

“Peramivir continues to be a source of non-dilutive capital for BioCryst and we will use these additional resources to support advancement of our exciting pipeline,” Stonehouse added.

About RAPIVAB (peramivir injection)
RAPIVAB(peramivir injection) is approved in the U.S. for the treatment of acute uncomplicated influenza in patients 2 years and older who have been symptomatic for no more than two days. It is administered via an intravenous infusion for a minimum of 15 minutes at recommended doses of 600 mg/kg for adults and adolescents and 12 mg/kg for pediatric patients ages 2 to 12 years. Efficacy of RAPIVAB is based on clinical trials of naturally occurring influenza in which the predominant influenza infections were influenza A virus and a limited number of patients infected with influenza B virus. Visit http://www.rapivab.com to learn more.

About BioCryst Pharmaceuticals
BioCryst Pharmaceuticals designs, optimizes and develops novel small-molecule medicines that address both common and rare conditions. BioCryst has several ongoing development programs including BCX7353, an oral treatment for hereditary angioedema, galidesivir, a potential treatment for filoviruses, and a preclinical program to develop oral Alk-2 inhibitors for the treatment of fibrodysplasia ossificans progressive (FOP). RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst's first approved product and has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan, Korea and the European Union. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the Company's website at http://www.biocryst.com.

Forward-Looking Statements

This Press Release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that the CDC may purchase smaller quantities of RAPIVAB® than currently anticipated, or none at all; that the Company relies on third-party manufacturers to manufacture RAPIVAB in a timely manner and in accordance with applicable governmental regulations, and any failure of such third-party manufacturers to perform their obligations could impact the Company’s ability to supply RAPIVAB pursuant to the CDC Contract; and that government contracts contain certain terms and conditions, including termination provisions, that subject the Company to additional risks. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

CONTACT:
John Bluth
+1 919 859 7910
jbluth@biocryst.com